UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 24, 2003

VESTIN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 El Camino Avenue, Las Vegas, Nevada		89102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 227-0965

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

     On December 24, 2003, Vestin Group, Inc. (the “Company”) issued a press release announcing that Vestin Mortgage is pursuing various steps intended to increase the unit value of Vestin Fund I, LLC and Vestin Fund II, LLC. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

99.1 Press release issued by the Company on December 24, 2003, announcing that Vestin Mortgage is pursuing various steps intended to increase the unit value of Vestin Fund I, LLC and Vestin Fund II, LLC.

[Remainder of Page Left Intentionally Blank.]

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN GROUP, INC.,
a Delaware corporation

Date: December 24, 2003	By	/s/ John W. Alderfer

John W. Alderfer
Chief Financial Officer

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